Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated November 6, 2019 relating to the consolidated financial statements of China Xiangtai Food Co., Ltd. included in its annual report (Form 20-F) for the year ended June 30, 2019. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

August 27, 2021